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                                                                    EXHIBIT 23.8

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-4 (File No. 333-25683) of our report dated February 13, 1997, on our audit of the consolidated financial statements of Community Pacific Broadcasting Company L.P. We also consent to the references to our firm under the captions "Experts".

                                        COOPERS & LYBRAND L.L.P.

San Jose, California

August 5, 1997